EXHIBIT 99.1

NutraLife BioSciences, Inc. (NLBS) Secures Distribution of its Multi-Use Sanitizer Sprays with W.W. Grainger Inc.

Coconut Creek, FL, October 27, 2020 -- NutraLife BioSciences, Inc. (“NutraLife”) (OTC: NLBS) has secured distribution of NutraLife’s “Eddie’s Clean Hands” brand of multi-use sanitizer sprays with a national distributor, W.W. Grainger Inc.

Amid the COVID-19 global pandemic, NutraLife has increased its production and was assigned its labeler code from the Food and Drug Administration (FDA) to operate as an over the counter (OTC) manufacturer. NutraLife has taken all the necessary steps to ramp up production while adhering to FDA guidelines for the formulating, packaging, labeling, and distribution of its sanitizer products.

In May 2020, NutraLife secured a supplier agreement with Grainger, was then onboarded, and began dropshipping its sanitizer products that include a 10-pack of Eddie’s Clean Hands 2 oz. sanitizer spray along with a larger 8 oz. sanitizer spray directly to Grainger and its customers.

Grainger is a broad line, business-to-business distributor of maintenance, repair, and operating (MRO) products and services with operations primarily in North America, Japan, and Europe. Grainger serves a large number of customers in diverse industries and offers more than 1.5 million products, a consultative sales approach, and product expertise, a premium digital experience, and the ability to quickly get complete orders to over 3.5 million customers to help keep their operations running and their people safe.

Over the past few months, NutraLife has achieved a 100% performance scorecard report with Grainger based on supplier compliance, prompting Grainger to transition from a dropship supplier of Eddie’s Clean Hands sanitizer sprays to stocking the items within the Grainger distribution system. The transition has provided NutraLife with increased order flow, exposure, and brand awareness for its sanitizer products, along with a platform to introduce its other exclusive and non-exclusive products, as the relationship between the two companies continues to mature.

“We are pleased and grateful to have the opportunity to work with Grainger, and we take pride in the quality and service of the products we produce. We believe having the strength of a national distributor, along with the exposure that it brings, will help to build a solid foundation and brand asset value for NutraLife, and we look forward to a fruitful and long-lasting relationship,” said Edgar Ward, President/CEO of NutraLife BioSciences, Inc.

About the Company

NutraLife BioSciences, Inc. operates a multifaceted life sciences company. For more than seven years, NutraLife has manufactured and distributed private label and branded nutraceutical and skincare wellness products.

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Forward-Looking Statements

This press release contains statements of a forward-looking nature about NutraLife Biosciences, Inc. (the “Company”). You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “future” or other similar expressions. The Company has based these forward-looking statements primarily on the Company’s current expectations and projections about future events and financial trends that the Company believes may affect Company’s financial condition, results of operations, business strategy, and financial needs. There is no assurance that the Company’s current expectations and projections are accurate. All forward-looking statements in this press release are based on the Company’s information on the date hereof. These statements involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results to differ materially from those implied by the forward-looking statements. More detailed information about these risk factors is set forth in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on April 2, 2019, as amended. The Company operates in a rapidly evolving environment. New risk factors emerge from time to time. The Company does not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

Contact:

NutraLife BioSciences, Inc.

6601 Lyons Road, Suite L-6

Coconut Creek, FL 33073

Telephone 888-509-8901

www.NutraLifeBioSciences.com

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